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                                                                      EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS

                     COVANSYS CORPORATION AND SUBSIDIARIES
                PRO FORMA OR ACTUAL NET INCOME PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                       THREE MONTHS ENDED
                                                                            JUNE 30,
                                                                       ------------------
                                                                        2001       2000
                                                                       ------     ------
Weighted average number of shares of Common stock
  outstanding...................................................       28,587     36,423
Common Stock equivalents calculated using the weighted
   average stock price per share for the periods presented......          --         --
                                                                      -------    -------

Weighted average shares outstanding.............................       28,587     36,423
                                                                      =======    =======

Net loss........................................................      (12,330)   (26,225)
                                                                      =======    =======

Net loss per common share.......................................        (0.43)     (0.72)
                                                                      =======    =======

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                       ------------------
                                                                        2001       2000
                                                                       ------     ------
Weighted average number of shares of Common stock
  outstanding...................................................       28,909     37,379
Common Stock equivalents calculated using the weighted
   average stock price per share for the periods presented......          --         --
                                                                      -------    -------

Weighted average shares outstanding.............................       28,909     37,379
                                                                      =======    =======

Net loss........................................................      (15,333)   (21,214)
                                                                      =======    =======

Net loss per common share.......................................        (0.53)     (0.57)
                                                                      =======    =======